UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 22, 2011

CHINA GRAND RESORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

RM 905, Reignwood Center

No.8 Yong’an Dongli Jianguomen Outer Street,

Chaoyang District Beijing, 100022,

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(86-10)8528-8755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(b) Engagement of New Independent Registered Public Accounting Firm.

i

On March 22, 2011, the Board appointed Parker Randall CF (H.K.) CPA Limited (“Parker Randall”) as the Company’s new independent registered public accounting firm. The decision to engage Parker Randall was approved by the Company’s Board of Directors on March 22, 2011.

ii

During the past two fiscal years and during the subsequent interim period through March 22, 2011, neither the Company nor anyone on its behalf consulted with Parker Randall regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Grand Resorts, Inc.

Date: March 24, 2011	By:	/s/MenghuaLiu
	Name:	Menghua Liu
	Title:	Chief Executive Officer and Chairman of the Board

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